I-Web Media, Inc.

SERIES A CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT

SERIES A CONVERTIBLE PREFERRED STOCK
PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of the 4th day of November, 2010 (the “Effective Date”) by and between I-Web Media, Inc., a Delaware corporation (the “Company”), and Rockland Group, LLC, a Texas limited liability company (“Purchaser”).  The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

The Parties hereby agree as follows:

1.	PURCHASE OF SERIES A PREFERRED STOCK.

(a)           Creation of Series A Preferred Stock.  Within sixty (60) days of the Closing Date, the Company hereby agrees to create a new series of convertible preferred stock entitled “Series A Convertible Preferred Stock,” with Two Million (2,000,000) shares authorized and the following rights: (i) dividend rights equal to the dividend rights of the Company’s common stock; (ii) liquidation preference over the Company’s common stock; (iii) each share of Series A Convertible Preferred Stock will be convertible into one share of the Company’s common stock; (iv) no redemption rights; (v) no call rights by the Company; (vi) each share of Series A Convertible Preferred stock will have twenty five (25) votes on all matters validly brought to the Company’s common stockholders; and (vii) mandatory approval by a majority of the Series A Convertible Preferred stockholders for certain change of control transactions.  With the other rights and preferences to be determined by the Company’s Board of Directors.

(b)           Purchase of Series A Preferred Stock.  Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, Two Million (2,000,000) shares (each a “Share” and collectively the “Shares”) of Series A Convertible Preferred Stock, at a purchase price of $0.05 per Share, for a total purchase price of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”).

2.	THE CLOSING; DELIVERY OF SHARES.

(a)           Closing Date.  The closing of the purchase and sale of the Shares (the “Closing”) shall be the date on which this Agreement is executed by the Parties and the Purchase Price is received by the Company, unless otherwise mutually agreed by the Company and the Purchaser (the “Closing Date”).

(b)           Delivery of Stock Certificate.  Within five (5) business days after the creation of the class of Series A Convertible Preferred Stock by the Company, which shall be not later than sixty (60) days after the Closing Date, the Company shall issue and deliver to Purchaser a stock certificate evidencing the Shares.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to Purchaser as follows:

(a)           Corporate Power.  The Company has and will have, at the Closing Date, all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)           Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the execution of this Agreement, the creation of the class of the Series A Convertible Preferred Stock, and the issuance and delivery of the Shares, has been taken or will be taken prior to the issuance of such equity securities.  This Agreement and the Shares, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Purchaser’s Series A Preferred Stock of the Company, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.  The issuance of the Shares pursuant to the provisions of this Agreement will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and the Shares will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

(c)           Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

(d)           Offering.  Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

(a)           Purchase for Own Account.  Purchaser represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)           Ability to Bear Economic Risk.  Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

(c)           Further Limitations on Disposition.  Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, when issued by the Company to the Purchaser will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)           There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)           Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof (including the Investor Rights Agreement and Registration Rights Agreement) to the same extent as if they were Purchasers hereunder.

(d)           Purchaser Authorization.  The Purchaser, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

(e)           Certificate of Designation.  Purchaser will be provided with a copy of the Certificate of Designation for the Series A Convertible Preferred Stock, a copy of which will be attached hereto as Exhibit A (the “Certificate of Designation”), which will set forth all of the rights, privileges, and preferences with respect to the Series A Convertible Preferred Stock.

5.	INDEMNIFICATION

The Purchaser hereby agrees to indemnify and defend the Company and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a)           Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b)           Any disposition of any Shares contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c)           Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

6.	MISCELLANEOUS

(a)           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas.  The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Fort Bend County, Texas.

(c)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:	I-Web Media, Inc.
706 Hillcrest Drive
Richmond, TX 77469
Attn: President
Facsimile No.:

If to Purchaser:	Rockland Group, LLC
706 Hillcrest Dr.
Richmond, TX 77469
Attn: Manager
Facsimile No.:

 or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

(f)           Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

(g)           Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(h)           Expenses.  Each Party shall pay their own expenses in connection with this Agreement and the Shares.  In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Series A Convertible Preferred Stock Purchase Agreement as of the date first written above.

“Company”		“Purchaser”

I-Web Media, Inc.,		Rockland Group, LLC,
a Delaware corporation		a Texas limited liability company

	/s/ James Groelinger		/s/ Harry Pond
By:	James Groelinger	By:	Harry Pond
Its:	Chief Executive Officer	Its:	Manager

EXHIBIT A

Certificate of Designation